PARTICIPATION AGREEMENT
                                      Among
                       FRANK RUSSELL INVESTMENT COMPANY,
                        RUSSELL FUND DISTRIBUTORS, INC.
                                      and
                     AMERICAN UNITED LIFE INSURANCE COMPANY

THIS AGREEMENT is made and entered into as of this 26th day of May, 2004, by and among American United Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as such schedule may be amended from time to time (each such account hereinafter referred to as the "Account" and collectively as the "Accounts"), and FRANK RUSSELL INVESTMENT COMPANY, a Massachusetts Business Trust (hereinafter the "Investment Company"), and RUSSELL FUND DISTRIBUTORS, INC. a Washington corporation (hereinafter the "Underwriter").

     WHEREAS, Investment Company engages in business as a diversified open-end management investment company and is available to act as the investment vehicle for certain separate accounts established for group annuity policies exempt from the Securities Act of 1933 pursuant to Section 3(a)(2) thereof ("Exempt Group Annuity Contracts"); and

     WHEREAS, the beneficial interest in the Investment Company is divided into several series of shares, referred to individually as "Funds" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, Investment Company is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"), and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, Frank Russell Investment Management Company (the "Adviser") is registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and

     WHEREAS, the Company offers or will offer, through agents of American United Life Insurance Company, certain group annuity contracts exempt from registration under the 1933 Act pursuant to section 3(a)(2) thereof; and

     WHEREAS, each Account is a duly organized, validly existing, segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to one or more group annuity contracts; and

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     WHEREAS,  the  Underwriter  is registered as a  broker/dealer  with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter the "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of each Account to fund certain of the aforesaid group annuity contracts, and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  ARTICLE I. SALE OF INVESTMENT COMPANY SHARES

     1.1 The Underwriter agrees to sell to the Company those shares of Investment Company (each a "share") which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Investment Company or its designee of the order for the shares of the Investment Company. For purposes of this Section 1.1, the Company shall be the designee of the Investment Company for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Investment Company; provided that the Company receives such order by 4:00 p.m. Eastern time or the close of the New York Stock Exchange, whichever is earlier, and that the Investment Company receives notice of such order by 8:00 a.m. Pacific time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which Investment Company calculates its net asset value pursuant to its prospectus and the rules of the Securities and Exchange Commission.

     On each Business Day on which the Investment Company calculates the net asset value per share for each Fund, the Company will aggregate and calculate the net purchase or redemption orders for each Account in respect to the Funds in which contract owner assets are invested. Net orders will only reflect orders that the Company has received prior to 4:00 p.m. Eastern time or the close of the NYSE, whichever is earlier, on that Business Day. Orders that the Company has received after 4:00 p.m. Eastern time or the close of the NYSE, whichever is earlier, will be treated as though received on the next Business Day. Each communication of orders by the Company will constitute a representation that such orders were received by it prior to 4:00 p.m. Eastern time or the close of the NYSE, whichever is earlier, on the Business Day on which the purchase or redemption order is priced in accordance with Rule 22c-1 under the 1940 Act. Other procedures relating to the handling of orders will be in accordance with the prospectus and statement of information of the relevant Fund or with oral or written instructions that the Investment Company or the Underwriter will forward to the Company from time to time.

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     1.2 The Investment Company agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Investment Company calculates its net asset value pursuant to its prospectus and the rules of the Securities and Exchange Commission, and the Investment Company shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Investment Company (hereinafter the "Board") may refuse to sell shares of any Fund, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

     1.3 The Company understands that the Investment Company and the Underwriter sell shares of the Funds to the general public.

     1.4 The Investment Company agrees to redeem for cash, on the Company's request, any full or fractional shares of the Investment Company held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Investment Company or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Investment Company for receipt of requests for redemption from each Account, and receipt by such designee shall constitute receipt by the Investment Company; provided that the Company receives such order prior to 4:00 p.m. Eastern time or the close of the New York Stock Exchange, whichever is earlier, and the Investment Company receives notice of such request for redemption by 8:00 a.m. Pacific time on the next following Business Day. The Investment Company reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted by the 1940 Act. The Investment Company will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action.

     1.5 The Company agrees to purchase and redeem the shares of selected Funds offered by the thencurrent prospectus of the Investment Company and in accordance with the provisions of such prospectus. The Company agrees that any net amounts available under the Exempt Group Annuity Contract(s) with the form number(s) which are listed on Schedule B attached hereto and incorporated herein by this reference, as such Schedule B may be amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts"), may be invested in the Investment Company, but only to the extent that such Contracts are offered through agents of American United Life Insurance Company, or through such other parties as Underwriter may approve of in writing from time to time.

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     1.6 The  Company  shall  pay for  Investment  Company  shares  on the  next
Business Day after an order to purchase Investment Company shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire.

     1.7 Issuance and transfer of the Investment Company's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Investment Company will be recorded in an appropriate title for each Account.

     1.8 The Investment Company shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the Investment Company's shares. Upon request, the Investment Company shall furnish the Company with the dates of its scheduled dividend and distribution payment schedule for each calendar year. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. Investment Company shall notify the Company of the number of shares so issued as payment of such dividends and distributions. 1.9 The Investment Company shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

     2.1 The Company represents and warrants that the Contracts are exempt from registration under the 1933 Act pursuant to Rule 3(a)(2) thereof; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable state insurance law and that each Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or is exempt from registration thereunder.

     2.2 The Investment Company represents and warrants that Investment Company shares sold pursuant to this greement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and state securities laws and that the Investment Company is and shall remain registered under the 1940 Act. The Investment Company shall amend the Registration Statement for its shares under the 1933 and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Investment Company shall register and qualify the shares for

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sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Investment Company or the Underwriter.

     2.3 The Investment Company represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.4 The Investment Company represents and warrants that the prospectuses of the Investment Company materially company with applicable federal securities laws.

     2.5 [Reserved]

     2.6 The Investment Company makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

     2.7 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Investment Company shares in accordance with any applicable state laws and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     2.8 The Investment Company represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

     2.9 The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Investment Company in compliance in all material respects any applicable state laws and federal securities laws.

     2.10 The Investment Company and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money or securities of the Investment Company are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Investment Company in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.11 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other entities dealing with the money or securities of the Investment Company are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than five million dollars ($5 million). The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

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             ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS: VOTING

     3.1 The Underwriter shall provide the Company with as many printed copies of the Investment Company's current prospectus and Statement of Additional Information as the Company may reasonably request. If requested by the Company in lieu thereof, the Investment Company shall provide cameraready copies or electronic copies of the Investment Company's prospectus and Statement of Additional Information and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Investment Company is amended during the year) to have the prospectus for the Contracts and the Investment Company's prospectus printed together in one document or available in one electronic file, and to have the Statement of Additional Information for the Investment Company and the Statement of Additional Information for the Contracts printed together in one document or available in one electronic file. The Company understands that the Investment Company's fiscal year ends on October 31 and that its annual prospectus update therefore occurs on or before March 1 of each year. All expenses of printing and distributing Investment Company prospectuses and Statements of Additional Information shall be the expense of the Company.

     3.2 The Investment Company's prospectus shall state that the Statement of Additional Information for the Investment Company is available from the Investment Company.

     3.3 The Investment Company, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other required communications (except for prospectuses and Statement of Additional Information, which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

     3.4 [Reserved]

     3.5 If and to the extent required by law the Company will:

          (a) solicit voting instructions from contractowners;

          (b) vote the shares of the Funds held in the Accounts in accordance with instructions received from contractowners; and

          (c) vote shares of the Funds held in the Accounts for which no timely instructions have been received, as well as shares it owns, in the same proportion as shares of such Fund for which instructions have been received from the Company's contractowners;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require passthrough voting privileges for variable contractowners. Except as set forth above, the Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that each of its separate

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accounts  participating  in the Funds calculates  voting  privileges in a manner consistent with all legal requirements.

     3.6 The Investment Company will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Investment Company will either provide for annual or special meetings or comply with the requirements of
Section 16(c) of the 1940 Act (although the Investment Company is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Investment Company will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

     4.1 The Company shall furnish, or shall cause to be furnished, to the Investment Company or its designee, each piece of sales literature or other promotional material, or component thereof, in which the Investment Company, the Adviser, or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Investment Company or its designee object to such use within fifteen Business Days after receipt of such material.

     4.2 The Company shall not give any information or make any representations or statements on behalf of the Investment Company or concerning the Investment Company in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Investment Company shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Investment Company, or in sales literature or other promotional material approved by the Investment Company or its designee or by the Underwriter, except with the permission of the Investment Company or the Underwriter or the designee of either.

     4.3 The Investment Company, the Underwriter, or their designees shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material, or component thereof, in which the Company or its separate Accounts are named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee objects to such use within fifteen Business Days after receipt of such material.

     4.4 The Investment Company and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or offering materials for the Contracts, as such may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to

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Contract owners, or in sales literature or other  promotional  material approved by the Company or its designee, except with the permission of the Company.

     4.5 Upon request, the Investment Company will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for noaction letters, and all amendments to any of the above, that relate to the Investment Company or its shares.

     4.6 Upon request, the Company will provide to the Investment Company at least one complete copy of all offering materials for the Contracts, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or each Account. In the case of unregistered Contracts, in lieu of providing prospectuses and Statements of Additional Information, the Company shall provide the Investment Company with one complete copy of the offering materials for the Contracts.

     4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, electronic media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

                              ARTICLE V. [RESERVED]

                          ARTICLE VI. FEES AND EXPENSES

     6.1 The Investment Company and the Underwriter shall pay no fee or other compensation to the Company under this Agreement, except to the extent that, with respect to the shares to be purchased by the Company under this Agreement, the Investment Company or any Fund has adopted and implemented or later adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses or a plan to finance shareholder servicing expenses or as otherwise agreed between the Company and the Underwriter or an affiliate. In any such case, the Underwriter or an affiliate may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter or an affiliate pursuant to a written agreement(s), and such payments will be made out of existing fees otherwise payable to the

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Underwriter, past profits of the Underwriter or an affiliate, or other resources available to the Underwriter or an affiliate. Additionally, the Underwriter or an affiliate may pay the Company or the underwriter for the Contracts for certain administrative services if and in amounts agreed to by the Underwriter or an affiliate pursuant to a written agreement, and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or an affiliate, or other resources available to the Underwriter or an affiliate. None of the foregoing payments shall be made directly by the Investment Company.

     6.2 All expenses incident to performance by the Investment Company under this Agreement shall be paid by the Investment Company. The Investment Company shall ensure that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Investment Company, in accordance with applicable state laws prior to their sale. The Investment Company shall bear the expenses for the cost of registration and qualification of the Investment Company's shares, preparation and filing of the Investment Company's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Investment Company's shares.

     6.3 The Company shall bear the expenses of distributing the Investment Company's prospectus, proxy materials, and reports to owners of Contracts issued by the Company.

                             ARTICLE VII. [RESERVED]

                          ARTICLE VIII. INDEMNIFICATION

     8.1 INDEMNIFICATION BY THE COMPANY

     8.1(a). The Company agrees to indemnify and hold harmless the Investment Company and each member of the Board and officers and each person, if any, who controls the Investment Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or action in respect thereof) or settlements are related to the sale or acquisition of the Investment Company's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statements of any material fact contained in any Registration Statement, prospectus or other offering materials for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the

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     foregoing), or arise out of or are based upon the omission to state therein a material  fact  required to be stated  therein or  necessary  to make the
     statements  therein  not  misleading,   provided  that  this  agreement  to
     indemnify shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Investment Company for use in any Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Investment Company's shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Investment Company not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Investment Company shares; or

     (iii) arise out of any untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Investment Company or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Investment Company by or on behalf of the Company; or

     (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of a result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1 (b) and 8.1 (c) hereof.

     8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Investment Company, whichever is applicable.

     8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Investment Company shares or the Contracts or the operation of the Investment Company.

     8.1 INDEMNIFICATION BY THE UNDERWRITER

     8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Investment Company's shares or the Contracts and;

     (i) arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Investment Company (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Investment Company by or on behalf of the Company for use in the Registration Statement or prospectus for the Investment Company or in the sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Investment Company shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in any Registration Statement, prospectus, other offering materials or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Investment Company, Adviser, or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Investment Company shares; or

     (iii) arise out of any untrue statement of a material fact contained in any Registration Statement, prospectus, other offering materials or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Underwriter; or

     (iv) arise as a result of any failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

     8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or each Account, whichever is applicable.

     8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of any Account.

     8.1 INDEMNIFICATION BY THE INVESTMENT COMPANY

     8.3(a). The Investment Company agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Investment Company) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Investment Company and:

     (i) arise as a result of any failure by the Investment Company to provide the services and furnish the materials under the terms of this Agreement; or

     (ii) arise out of or result from any material breach of any representation or warranty made by the Investment Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Investment Company, as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

     8.3(b). The Investment Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Investment Company, the Underwriter or any Account, which ever is applicable.

     8.3(c). The Investment Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Investment Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Investment Company of any such claim shall not relieve the Investment Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Investment Company will be entitled to participate, at its own expense, in the defense thereof. The Investment Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Investment Company to such party of the Investment Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Investment Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.3(d). The Company and the Underwriter agree promptly to notify the Investment Company of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of any Account, or the sale or acquisition of shares of the Investment Company.

                           ARTICLE IX. APPLICABLE LAW

     9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

     9.2 To the extent they are applicable, this Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant, and any applicable NASD regulations or interpretations, and the terms hereof shall be interpreted and construed in accordance therewith.

                       ARTICLE X. TERMINATION OF AGREEMENT

     10.1 This Agreement shall continue in full force and effect until the first to occur of

     (a) termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

     (b) termination by the Company by written notice to the Investment Company and the Underwriter with respect to any fund based upon the Company's determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

     (c) termination by the Company by written notice to the Investment Company and the Underwriter with respect to any Fund in the event any of the Fund's shares are not registered, issued, or sold materially in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

     (d) termination by the Company by written notice to the Investment Company and the Underwriter with respect to any Fund in the event that such Fund ceases to qualify as a Regulated

     Investment Company under Subchapter M of the Code or under any successor or
     similar  provision,   or  if  the  Company  reasonably  believes  that  the
     Investment Company may fail to so qualify; or

     (e) [reserved]; or

     (f) termination by either the Investment Company or the Underwriter by written notice to the Company, if either one or both of the Investment Company or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company or its affiliated companies has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (g) termination by the Company by written notice to the Investment Company and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Investment Company or the Underwriter has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity.

     10.2 Notwithstanding any termination of this Agreement, the Investment Company and the Underwriter shall at the option of the Company, continue to make available additional shares of the Investment Company pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investment in the Investment Company, redeem investments in the Investment Company, or invest in the Investment
Company upon the making of additional purchase payments under the Existing Contracts. Provided, however, that the preceding two sentences of this Section
10.2 shall not prevent the Investment Company or the Underwriter from enforcing the Investment Company's current policy regarding frequent trading of shares of the Investment Company (also known as market timing).

     10.3 The Company shall not redeem Investment Company shares attributable to the Contracts (as opposed to Investment Company shares attributable to the Company's assets held in any of the Accounts) except (i) as necessary to implement Contract owner initiated transactions, or (ii) as required by state or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), or
(iii) upon termination of this Agreement by the Company, the Investment Company or the Underwriter. Upon request, the Company will promptly furnish to the Investment Company and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Investment Company and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving the Investment Company or the Underwriter ninety (90) days notice of its intention to do so.

                               ARTICLE XI. NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Investment Company:
         909 A Street Tacoma,
         Washington 98402
         Attention: General Counsel

         If to the Company:
         American United Life Insurance Company
         One American Square,
         P.O. Box 368
         Indianapolis, IN 46206-0368
         Attention: John Swhear

         If to the Underwriter:
         909 A Street Tacoma,
         Washington 98402
         Attention: General Counsel

                           ARTICLE XII. MISCELLANEOUS

     12.1 All persons dealing with the Investment Company must look solely to the property of the Investment Company for the enforcement of any claims against the Investment Company as neither the Board, officers, agents nor shareholders assume any personal liability for obligations entered into on behalf of the Investment Company.

     12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

     12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.5 If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such parties and authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.8 This Agreements or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

     12.9 Upon the request of the Investment Company, the Company shall furnish, or shall cause to be furnished, to the Investment Company or its designee copies of the following reports:

     (a) the Company's annual statement prepared under statutory accounting principles, as soon as practical and in any event within 90 days after the end of each fiscal year;

     (b) the Company's quarterly statement (statutory), as soon as practical and in any event within 45 days after the end of each quarterly period; or

     (b) any financial statement, proxy statement, notice or report of the Company sent to stockholders or policyholders, as soon as practical after the delivery thereof.

     12.10 The Amended and Restated Master Trust Agreement dated August 19, 2002, as amended from time to time, establishing the Investment Company, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name Frank Russell Investment Company means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Investment Company hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Investment Company, personally, but shall bind only the trust property of the Investment Company as provided in its Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees of the Investment Company and signed by the President to impose any liability on any of them personally, but shall bind only the trust property of the Investment Company as provided in its Master Trust Agreement.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and on behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first written above.


AMERICAN UNITED LIFE INSURANCE COMPANY

ATTEST:                                     By:

/S/ Thomas M. Zurek                            /S/ John C. Swhear


FRANK RUSSELL INVESTMENT COMPANY

ATTEST:                                     By:
/S/ May Bashbrod Assistant Secretary          /S/ Leonard P. Brennan, President



RUSSELL FUND DISTRIBUTORS, INC.


ATTEST:                                     By:
/S/ Mary Bashbrod Assistant Secretary         /S/ Leonard P. Brennan, President

                                   SCHEDULE A
                                    ACCOUNTS

Name of Account and Date of Resolution of Company's Board which established the Account


     AUL American Unit Trust (8/17/89)

     Group Retirement Annuity Separate Account I for Qualified 401 Contracts (8/17/89)

     Group Retirement Annuity Separate Account II for Qualified 401 Contracts (8/17/89)

     Group Retirement Annuity Separate Account III for Qualified 401 Contracts (3/31/00)

                                   SCHEDULE B
                                    CONTRACTS


     1. Contract Form Numbers:

GB 1 O.OM-K
GB8.OM-K(II)
GB 8.OM-K(II)AMNRDCP
GB8.OM-K(II)NRCDP
GBErTDA.OM-K
GBIA2.OM-K NRDCP.OM-K
GB8.OM-K (Unallocated)
GB 10. OM-K (Unallocated)
ROTHIRA.OM-K TDA.
GMDB.OM-K IRA/GBSEP/GBSIMPLE.OM-K
GB9.OM-K
GB 11 .OM-K
NRDCP.OM-K (Unallocated)
VEBA.OM-K (Unallocated.

     2. Frank Russell Investment Company Funds currently available to act as investment vehicles for certain of the above-listed contracts:

All  FRIC  Funds  in  accordance   with  the  terms  and  conditions  of  FRIC's
registration statement.

                                          American United Life Insurance Company

                             SALES SUPPORT SERVICES
                                  SUB-AGREEMENT

                     APPOINTMENT OF CLIENT AS SELLING AGENT

                        FRANK RUSSELL INVESTMENT COMPANY
                         CLASS D SHARES ("CLASS SHARES")

     This agreement ("Sub-Agreement") between Frank Russell Investment Management Company, ("FRIMCo") and OneAmerica Securities, Inc. ("Client") is an auxiliary agreement to the Participation Agreement (the " Participation Agreement") previously or contemporaneously entered into between American United Life Insurance Company ("Insurance Company"), an affiliate of Client, Frank Russell Investment Company ("Investment Company") and Russell Fund Distributors, Inc. ("RFD"), an affiliate of FRIMCo, and it is solely for the purpose of furthering the business contemplated in the Participation Agreement. The terms and conditions of the Participation Agreement are incorporated herein by reference, and any inconsistency between provisions of the Participation Agreement and this Sub-Agreement, shall be resolved by reference to the provisions of this Sub-Agreement, which shall govern. Capitalized terms not defined herein shall have the meanings set forth in the Participation Agreement, The terms and conditions set forth in this Sub-Agreement, together with those of the Participation Agreement are referred to collectively in this Sub-Agreement as the "Agreement."

     The terms and conditions of this Sub-Agreement are as follows:

     Pursuant to this Sub-Agreement FRIMCo, on behalf of its subsidiary, RFD, appoints Client to provide RFD with sales support assistance relating to the Class D Shares of the investment portfolios (the "Funds") of Investment Company for which RFD is the principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act") for the continuous distribution of said Class Shares. All sales of Shares shall be made in conformity with the Participation Agreement.

     1.  Client  agrees  to  provide  reasonable  sales  support  assistance  in connection with the sale of Class Shares to its customers ("Customers"). Client assistance may include, but neither is required to include nor is limited to, the following: (1) providing facilities to answer questions from prospective investors about the Investment Company; (2) receiving and answering correspondence, including requests for prospectuses and statements of additional information; (3) preparing, printing and delivering prospectuses and shareholder reports to prospective investors;
     (4) complying with federal and state securities laws pertaining to the sale of Class Shares; (5) preparing advertising and promotional materials; (6) assisting investors in Class Shares in completing application forms and selecting dividend and other account options; and (7) forwarding sales literature and advertising provided by or on behalf of the Investment Company to Customers and providing such other sales support assistance as may be requested by RFD or the Investment Company from time to time. In addition, Client may provide its endorsement of the Class Shares to its Customers as an inducement to invest in the Class Shares. All services rendered hereunder by Client shall be performed in a professional, competent and timely manner.

     2. FRIMCo and RFD recognize that Client may be subject to the provisions of the Investment Advisers Act of 1940, the GlassSteagall Act, and other laws governing, among other things, the conduct of activities by investment advisers, federally chartered and supervised banks, and other banking organizations. As such, Client may be restricted in the activities Client may undertake and for which Client may be paid. Client will perform only those activities which are consistent with statutes and regulations Client. Client will act solely for the account of its Customers.

     3. Client will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in Client's business, or any personnel employed by Client) as may be reasonably necessary or beneficial in order to provide the sales support services contemplated hereby.

     4. Neither Client nor any of its officers, employees or agents are authorized to make any representations concerning RFD, the Investment Company or the Class Shares, except those contained in the Investment Company's applicable then current prospectuses and statements of additional information, as amended or supplemented from time to time, a copy of each of which will be supplied by RFD or the Investment Company or on its behalf to Client, or in such supplemental literature or advertising as may be authorized by RFD on behalf of the Investment Company in writing.

     5. For all purposes of this Agreement Client will be deemed to be an independent contractor, and will have no authority to act as agent for RFD or the Investment Company in any matter or in any respect, except as expressly authorized. By Client's acceptance of this Sub-Agreement, Client agrees to and does release, indemnify and hold RFD and the Investment Company harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by Client or its officers, employees or agents regarding Client's responsibilities hereunder or the purchase, redemption, transfer or registration of Class Shares (or orders relating to the same) by or on behalf of Customers. Client and its employees will, upon request, be available during normal business hours to consult with

     RFD or the Investment Company or their respective designees concerning the performance of Client's responsibilities under this Agreement.

     6. In consideration of the services and facilities provided by Client hereunder, RFD, acting on behalf of the Investment Company, will pay to Client, and Client will accept as full payment therefor, a quarterly fee as set forth in Appendix A hereto. The fee rate payable to Client may be prospectively increased or decreased by RFD or the Investment Company or their respective designees, in its or their sole discretion, at any time upon notice to Client. Further, RFD, the Investment Company or their respective designees may, in its or their discretion and without notice, suspend or withdraw the sale of Class Shares of any or all Funds, including the sale of Class Shares for the account of any Customer or Customers and require that Class Shares be redeemed if any condition of investment in Class Shares, as described in the applicable then-current prospectuses, are not met.

     The fees payable under this Section 6 shall be used for sales support services provided, and related expenses incurred, by Client. Payments may be applied to commissions, incentive compensation or other compensation to, and expenses of, Client's account executives or other employees; overhead and other office expenses attributable to sales support activities; preparation, printing and distribution of sales literature and advertising materials attributable to sales support activities; and opportunity costs relating to the foregoing (which may be calculated as a carrying charge on Client's unreimbursed expenses incurred in connection with its sales support services). The overhead and other office expenses referenced in this Section 6 may include, without limitation, (i) the expenses of operating Client's offices in connection with the sale of Class Shares, including lease costs, the salaries and employee benefits of administrative, operations and support personnel, utility costs, communication costs and the costs of stationery and supplies, (ii) the costs of client sales seminars and travel related to the provision of sales support services and (iii) other expenses relating to the provision of sales support services.

     7. Client agrees to furnish RFD or the Investment Company or their respective designees with such information as RFD, it or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with RFD, the Investment Company and their respective designees (including, without limitation, any auditors or legal counsel designated by RFD, the Investment Company or their agents), in connection with the preparation of reports to the Investment Company's Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.

     8. RFD may enter into other agreements that are similar to this Agreement with any other person or persons without Client's consent.

     9. By Client's acceptance of this Sub-Agreement, Client represents, warrants and agrees that the compensation payable to Client hereunder, together with any other compensation Client receives in connection with the investment of Client's Customers' assets in Class Shares of the Funds, will be disclosed by Client to its Customers to the extent required by applicable laws or regulations, will be authorized by Client's Customers and will not be excessive or unreasonable under the laws and instruments governing Client's relationships with Customers. By Client's acceptance of this Sub-Agreement, Client represents and warrants that: (i) in the event an issue pertaining to this Agreement or the Class Shares Distribution Plan related hereto is submitted for shareholder approval, and Client has the authority to do so, Client will vote any Class Shares held for its own account in the same proportion as the vote of the Class Shares held for Client's Customers' benefit; and (ii) Client will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless Client has obtained any licenses required by such law. In addition, Client understands that this Agreement has been entered into pursuant to Rule 12b-1 under the 1940 Act, and is subject to the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission.

     10. Client agrees to conform to any compliance standards adopted by RFD or the Investment Company as to when Class Shares in a Fund may be appropriately sold to or retained by particular investors.

     11. This Agreement will become effective on the date a fully executed copy of this Agreement and of the Participation Agreement have been received by FRIMCo, on behalf of RFD or its designees, and the Agreement will continue in effect until terminated. This Agreement is terminable with respect to any Class Shares of any Fund, without penalty, at any time by the Investment Company (which termination may be by a vote of a majority of the disinterested Trustees of the Investment Company or by vote of the holders of a majority of such outstanding Class Shares of such Fund) or by FRIMCo on behalf of RFD or Client upon written notice to the other party.

     12. This Sub-Agreement, together with the Participation Agreement and any other Sub-Agreements, constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications.

     13. The parties executing this Sub-Agreement represent that they have full authority to bind their respective firms thereby, and that all appropriate and necessary corporate action has been taken to authorize this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Sub-Agreement as of the later date set forth below. All signed copies of this Sub-Agreement shall be deemed to be originals.

FRANK RUSSELL INVESTMENT
  MANAGEMENT COMPANY

By: /s/ Leonard P. Brennan
Name: Leonard P. Brennan
Title: President
Date:




CLIENT

By:  /s/ John C. Swhear
Name: John C. Swhear
Title: Secretary
Date: 5/26/04


ACCEPTED AND AGREED TO:

RUSSELL FUND DISTRIBUTORS, INC>

By: /s/ Leonard P. Brennan
Name Leonard P. Brennan
Title: President
Date:


ACCEPTED AND AGREED TO:
AMERICAN UNITED LIFE INSURANCE COMPANY

By: /s/ John C. Swhear
Name: John C. Swhear
Title: Assistant General Counsel
Date: 5/26/04

                                   APPENDIX A

                                  FEE SCHEDULE


Class Shares                        Sales Support Fee*
D                                   0.25%






     * Fees are expressed as an annualized percentage of the average net asset value of Class Shares held by Client's Customers during the preceding calendar quarter.

                                          American United Life Insurance Company

                       SHAREHOLDER SERVICES SUB-AGREEMENT

                    APPOINTMENT OF CLIENT AS SERVICING AGENT

                        FRANK RUSSELL INVESTMENT COMPANY
                      CLASS D and E SHARES ("CLASS SHARES")

     This agreement ("Sub-Agreement") between Frank Russell Investment Management Company, ("FRIMCo") and American United Life Insurance Company ("Client") is an auxiliary agreement to the Participation Agreement (the "Participation Agreement") previously or contemporaneously entered into between Client, Frank Russell Investment Company ("Investment Company") and Russell Fund Distributors, Inc. ("RFD"), an affiliate of FRIMCo, and it is solely for the purpose of furthering the business contemplated in the Participation Agreement. The terms and conditions of the Participation Agreement are incorporated herein by reference, and any inconsistency between provisions of the Participation Agreement and this Sub-Agreement, shall be resolved by reference to the provisions of this Sub-Agreement, which shall govern. Capitalized terms not defined herein shall have the meanings set forth in the Participation Agreement. The terms and conditions set forth in this Sub-Agreement, together with those of the Participation Agreement are referred to collectively in this Sub-Agreement as the "Agreement."

     The terms and conditions of this Sub-Agreement are as follows:

     Pursuant to this Sub-Agreement, FRIMCo, on behalf of its subsidiary, RFD, appoints Client to provide RFD with shareholder assistance, support, and administrative services to Client's Customers ("Customers") who may from time to time hold or beneficially own or hold as shareholders of record of Class D or E Shares in one or more of the portfolios (the "Funds") of Investment Company for which RFD is the principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act").

     1. Client agrees to provide administrative support services to its Customers who may from time to time beneficially own Class Shares ("Class Shareholders"). Such services may include, but neither are required to include nor are limited to the following (1) acting as the sole shareholder of record and nominee for Class Shareholders; (2) maintaining account records for Class Shareholders; (3) receiving, aggregating and processing Class Shareholder purchase, exchange, and redemption orders from Class Shareholders and placing net purchase, exchange, and redemption requests for shares of the Funds; (4) issuing confirmations to Class Shareholders;
     (5) providing and maintaining elective services for Class Shareholders; (6) providing Class Shareholder sub-accounting; (7) communicating periodically with Class Shareholders; (8) answering questions and handling correspondence from Class Shareholders about their accounts; (9) providing sweep program servicing; selecting, providing, and maintaining pre-authorized investment allocation plans; and (10) providing such other similar services as RFD or the Investment Company may reasonably require to the extent Client is permitted to do so under applicable statutes, rules or regulations. All services rendered hereunder by Client shall be performed in a professional, competent and timely manner.

     2. Client will perform only those activities which are consistent with statutes and regulations applicable to it.

     3. Client will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in Client's business, or any personnel employed by Client) as may be reasonably necessary or beneficial in order to provide the shareholder investment support services contemplated hereby.

     4. Neither Client nor any of its officers, employees or agents are authorized to make any representations concerning RFD, the Investment Company or the Class Shares except those contained in the Investment Company's then current prospectuses and statements of additional information, as amended or supplemented from time to time, a copy of each of which will be supplied by RFD to Client, or in such supplemental literature or advertising as may be authorized by RFD or the Investment Company in writing.

     5. For all purposes of this Agreement Client will be deemed to be an independent contractor, and will have no authority to act as agent for RFD or the Investment Company in any matter or in any respect, except as expressly authorized. By Client's acceptance of this Agreement, Client agrees to and does release, indemnify and hold RFD and the Investment Company harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by Client or its officers, employees or agents regarding Client's responsibilities hereunder or the purchase, redemption, transfer or registration of Class Shares (or orders relating to the same) by or on behalf of Customers. Client and its employees will, upon request, be available during normal business hours to consult with RFD and the Investment Company and their respective designees concerning the performance of Client's responsibilities under this Agreement.

     3. In consideration of the services and facilities provided by Client hereunder, RFD, acting on behalf of the Investment Company, will pay to Client quarterly, and Client will accept as full payment therefor, a fee equal to the percentage of the average net asset value of Class Shares held by Client's Customers as set forth on Appendix A hereto. The fee rate payable to Client may be prospectively increased or decreased by RFD or the Investment Company, in RFD's or the Investment Company's sole discretion, at any time upon notice to Client. Further, RFD or the Investment Company may, in their discretion and without notice, suspend or withdraw the sale of Class Shares of any and all Funds, including the sale of Class Shares to Client for the account of any Customer or Customers and require that Class Shares be redeemed if any conditions of investment in Class Shares, as described in the applicable then current prospectuses, are not met. Compensation payable under this Agreement is subject to, among other things, National Association of Securities Dealers, Inc. ("NASD") rules governing receipt by NASD members of shareholder investment services plan fees from registered investment companies (the "NASD Rules"). Such compensation shall only be paid for services determined to be permissible under the NASD Rules, and Client agrees that any compensation paid under this Agreement is not for activities designed primarily to result in sales of Class Shares.

     7. Client agrees to furnish RFD, the Investment Company or their respective designees with such information as any of them may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with RFD, the Investment Company and their respective designees (including, without limitation, any auditors or legal counsel designated by RFD or the Investment Company), in connection with the preparation of reports to the Investment Company's Board of Trustees concerning this Agreement and the monies paid or payable by RFD pursuant hereto, as well as any other reports or filings that may be required by law.

     8. RFD may enter into other agreements that are similar to this Agreement with any other person or persons without Client's consent.

     9. By Client's written acceptance of this Agreement, Client represents, warrants and agrees that: (i) in no event will any of the services provided by Client hereunder be primarily intended to result in the sale of any shares issued by the Investment Company; (ii) the compensation payable to Client hereunder, together with any other compensation Client receives in connection with the investment of its Customers' assets in Class Shares of the Funds, will be disclosed by Client to its Customers to the extent required by applicable laws or regulations, will be authorized by Client's Customers and will not result in an excessive or unreasonable fee to Client, and (iii) in the event an issue pertaining to this Agreement is submitted for shareholder approval, and Client has the authority for its Customer to do so, Client will vote any Class Shares held for its own account in the same proportion as the vote of the Class Shares held for its Customers' benefit.

     10. Client agrees to conform to compliance standards adopted by RFD or the Investment Company as to when Class Shares in a Fund may be appropriately sold to or retained by particular investors.

     11. This Agreement will become effective on the date a fully executed copy of this Sub-Agreement and the Participation Agreement are received by FRIMCo or its designee and continue in effect until terminated. This SubAgreement is terminable with respect to any Class Shares of any Fund, without penalty, at any time by FRIMCo, on behalf of RFD (which termination may be by a vote of a majority of our disinterested trustees) or by Client upon written notice to the other party.

     12. This Sub-Agreement, together with the Participation Agreement and any other Sub-Agreements, constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications.

     13. The parties executing this Sub-Agreement represent that they have full authority to bind their respective firms thereby, and that all appropriate and necessary corporate action has been taken to authorize this Sub-Agreement.

     IN WITNESS WHEREOF, the parties have executed this Sub-Agreement as of the later date set forth below. All signed copies of this Sub-Agreement shall be deemed to be originals.


FRANK RUSSELL INVESTMENT
  MANAGEMENT COMPANY
On behalf of the subsidiary
RUSSELL FUND DISTRIBUTORS, INC.

By:  /s/ Leonard P. Brennan
Name: Leonard P. Brennan
Title: President
Date:

CLIENT
By: /s/ John C. Swhear
Name: John C. Swhear
Title: Assistant General Counsel
Date: 5/26/04

ACCEPTED AND AGREED TO:

RUSSELL FUND DISTRIBUTORS, INC.


By: /s/ Leonard P. Brennan
Name: Leonard P. Brennan
Title: President
Date:

                                   APPENDIX A

     Fee Schedule

Class    Shareholder Services Fee*
D        0.25%
E        0.25%


     *Fees are expressed as an annualized percentage of the average net asset value of Class Shares held by Client's Customers during the preceding calendar quarter.

                                          American United Life Insurance Company

                          LIMITED SELLING SUB-AGREEMENT

                        for Class D Shares ("Shares") of

                        FRANK RUSSELL INVESTMENT COMPANY

     This agreement ("Sub-Agreement") between Frank Russell Investment Management Company, ("FRIMCo") and OneAmerica Securities, Inc. ("Client") is an auxiliary agreement to the Participation Agreement (the "Participation Agreement") previously or contemporaneously entered into between American United Life Insurance Company ("Insurance Company"), an affiliate of Client, Frank Russell Investment Company ("Investment Company") and Russell Fund Distributors, Inc. ("RFD"), an affiliate of FRIMCo, and it is solely for the purpose of furthering the business contemplated in the Participation Agreement. The terms and conditions of the Participation Agreement are incorporated herein by reference, and any inconsistency between provisions of the Participation Agreement and this Sub-Agreement, shall be resolved by reference to the provisions of this Sub-Agreement, which shall govern. Capitalized terms not defined herein shall have the meanings set forth in the Participation Agreement. The terms and conditions set forth in this Sub-Agreement, together with those of the Participation Agreement are referred to collectively in this Sub-Agreement as the "Agreement."

     FRIMCo's subsidiary, RFD is the principal underwriter for the aforementioned Shares of Investment Company, an investment company registered under the Investment Company Act of 1940 (the "Act"). The Investment Company is comprised of multiple portfolios (portfolios are referred to individually as a "Fund" and collectively as the "Funds").

     The terms and conditions of this Sub-Agreement are as follows:

     Subject to the terms of this Agreement, FRIMCo, on behalf of RFD, appoints Client as a non-exclusive distributor for the sale of Shares of the Funds for which RFD is principal underwriter in the jurisdictions, in compliance with the applicable laws, in which Client is registered as a dealer, subject in all cases to the delivery preceding or accompanying such sales of the applicable then-current prospectus(es) for the Shares. All sales of Shares shall be made in conformity with the Participation Agreement.

     1. Sale of Shares. Subject to applicable legal restrictions, Client agrees to use reasonable efforts to solicit investors for orders to purchase the Shares. In all sales of Shares made by Client, Client shall act as dealer with respect to investors and in no transactions shall Client have any authority to act as agent for any of the Funds or for RFD, and nothing in this Agreement shall constitute either Client or RFD the agent of the other or shall constitute Client or any of the Funds the agent of the other. It is agreed and understood that, whether Shares are registered in the purchaser's name, in Client's name, or in the name of Client's nominee, the Client's customer ("Customer") will have full beneficial ownership of the Shares.

     Client is not authorized to, and Client will not, permit any of Client's representatives, other than those specifically authorized by RFD in Exhibit A hereto, as amended from time to time, to offer or sell Shares of the Funds.

     No person is authorized to make any representation concerning any of the Funds or the Shares except those contained in the applicable then-current prospectus(es) and statements of additional information ("Prospectuses"). In purchasing Shares from RFD, Client shall rely solely on the representations contained inthe Prospectuses. RFD shall provide Client with copies of
Prospectuses, reports to shareholders and available printed information in reasonable quantities upon request. Client may solicit orders for Shares only at prices calculated as described in the Prospectuses. Client agrees that Client will not offer Shares in any state or other jurisdiction where they have not been qualified for sale or if RFD has not advised Client in advance that such sale is exempt from such qualification requirements. Client is responsible under this Agreement for inquiring of RFD as to the jurisdictions in which Shares have been qualified for sale.

     With respect to Shares which are sold with an initial sales charge, the Client will retain such concessions from the public offering price as are specified in the Prospectus. With respect to Shares which are not sold with an initial sales charge, RFD will pay commissions to the Client at such rates as RFD and the Client may determine from time to time, consistent with the Prospectus and this Agreement. Consistent with the Prospectus and applicable law and regulation, from time to time, RFD and the Client may determine that the Client will retain the full amount of initial sales charges and/or that RFD will pay the Client additional compensation in connection with the Client's Shares. The discounts or other concessions to which a customer of the Client may be entitled in connection with sales to Customers pursuant to any special features of the Funds (such as cumulative discounts, letters of intent, etc., the terms of which shall be as described in the Prospectuses and related forms) shall be in accordance with the terms of such features. To obtain the benefit of any such reductions, RFD must be notified at the time the sale takes place that such sale qualifies for the reduced charge . There currently is no sales charge or selling concession on purchases of Shares by the reinvestment of dividends or capital gains distributions.

     The public offering price of certain Shares may reflect scheduled variations in or the elimination of sales charges on sales of Shares either generally to the public or in connection with special purchase plans, as described in the Prospectus. Client agrees to apply any such scheduled variation in or waivers of sales charges uniformly to all customers meeting the qualifications therefor as specified in the Prospectus.

     With respect to shares which are sold with contingent deferred sales charges ("CDSCs"), Client acknowledges and agrees that, except as otherwise described in Section 3 of this

     Sub-Agreement, Client shall not have any right, title or interest in any portion of the distribution fees referred to in Section 3 hereof or CDSCs payable in respect of any class of Shares of the Funds, and Client shall not have any claim against the Funds for any compensation, expenses or liabilities relating to any class of Shares of the Funds.

     RFD shall be entitled to any CDSCs on any applicable class of Shares sold. If, for any Shares, any CDSC is waived for a partial or complete redemption as described in the Prospectus, then in such case Client shall remit to RFD promptly an amount equal to the commission or distribution fee paid by RFD to Client on such Shares when initially sold less any adjustment equal to the sum of any payments received by RFD on such Shares pursuant to any distribution plans referred to in Section 3 hereof.

     Client agrees that it and its employees and agents will use only such marketing, advertising, or other promotional materials (including, without means of limitation, materials available on the Internet) that refer to FRIMCo, its affiliates, or investment products (including, without means of limitation, the Investment Company, and the Funds) as may be furnished or approved by RFD. RFD may, in its sole discretion, deem any materials which RFD prepares or assists in preparing as "sales literature" subject to the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD"), including requirements to file the materials as mutual funds sales literature with the NASD by RFD. In no event shall RFD be responsible for filing any such materials as sales literature on Client's behalf with any state. Client agrees that all such materials shall be used in a manner consistent with applicable laws and regulations and with any guidelines and standards provided to Client by RFD or on its behalf from time to time.

     If a Customer's account with a Fund is established without the Customer signing the application form, Client represents that the instructions relating to the registration and options selected which are furnished to such Fund (whether on the application form, in some other document, electronically, or orally) are duly authorized in accordance with the Customer's instructions, and Client agrees to indemnify the Investment Company, the Funds, their investment advisers, the Funds' transfer agent, RFD, its affiliates and their respective representatives and agents for any loss, liability, and expenses resulting from acting upon such instructions.

     2. Orders, Confirmations and Payment for Shares. Orders submitted by Client shall be accepted by RFD at the public offering price applicable to each order determined as described in the applicable Prospectuses, subject to any discount, commission or concession described therein. The minimum dollar purchase of Shares of each Fund (including Shares being acquired by Client's Customers pursuant to any exchange privilege described in the Prospectuses) shall be the applicable minimum amounts, if any, described in the applicable Prospectuses and no order for less than such amounts will be accepted. All orders are subject to acceptance by RFD, and RFD reserves the right in its sole discretion to reject any order. The Investment Company, RFD or their respective designees reserves the right, at its or their discretion and without notice, to suspend the sale of any class of Shares or withdraw entirely the sale of any class of Shares, including the sale of Shares for the account of any Customer or Customers and require that any class of Shares be redeemed if any condition of investment in such Shares, as described in the Prospectus is not met. Client agrees that (i) Client will order Shares of the Funds for Client's Customers from RFD only to cover orders already received from Client's Customers or with respect to accounts over which Client or Client's authorized registered representatives have discretionary investment authority, (ii) Client will order Shares of the Funds for Client's Customers only from or through RFD or its designee or through a clearing organization with which RFD has a trading relationship ("Clearing Organization"), and (iii) Client will not withhold placing orders received from Client's Customers so as to profit itself as a result of such withholding, and Client will place orders for purchases and redemptions promptly upon receipt from Client's Customers. Neither RFD nor the Funds' transfer agent will accept any conditional orders for Shares.

     Client may place orders by transmitting them either directly to RFD or its designee or through a Clearing Organization, as described in the applicable
Prospectuses. The procedures for handling orders shall be subject to the instructions that RFD shall forward to Client from time to time, and RFD reserves the right to direct Client to place orders directly with the Funds' transfer agent. If Client transmits orders directly to RFD or its designee, RFD will transmit to Client a confirmation for each order placed. Payment to the Funds' custodian, RFD or its designee of the purchase price must be made within one (1) business day of placing the order, or such longer time as may be agreed to by RFD in writing with Client or, if applicable, with a Clearing Organization. If such payment is not received, RFD reserves the right, without notice, to cancel the sale or, at RFD's option, to sell the shares ordered back to the issuer, and RFD may hold Client responsible for any loss, including loss of profit, and any cost, damage or expense, including reasonable attorney's fees and expenses suffered by the Investment Company, the Funds, their investment advisers, the Funds' transfer agent, RFD or its affiliates and their respective representatives and agents resulting from Client's failure to make such payment.

     In the event RFD permits Client to effect a telephonic exchange of Fund Shares for Shares of another Fund or for any other shares of the Investment Company on behalf of Client's Customers, Client agrees to indemnify RFD, its affiliates, the Investment Company, the Funds and the Funds' transfer agent for any loss, injury, damage, expense or liability as a result of acting or relying upon Client's or its representative's telephone instructions and information.

     To the extent that Client places orders directly with RFD or its designee, if Client is a registered owner of Shares held in "street name," Client agrees to provide beneficial owners of such Shares with transaction confirmations and regulatorily required notices and reports with respect to the Shares.

     3. Distribution and Shareholder Services. Certain of the Funds (or certain classes thereof) have adopted distribution and shareholder services plans pursuant to which RFD, on behalf of each such Fund, may, pursuant to one or more separate SubAgreements, provide compensation to dealers, financial institutions and other entities for distribution activities and for shareholder servicing activities in accordance with the provisions of such Funds' distribution and shareholder services plans. The provisions and terms of the Funds' distribution and shareholder services plans are described in their Prospectuses, and Client hereby agrees that neither RFD nor FRIMCo has made any representations to Client with respect to the distribution and shareholder services plans of such Funds in addition to or conflicting with the description set forth in their Prospectuses.

     The terms by which RFD may provide ongoing compensation to Client for any such distribution activities or shareholder servicing activities pursuant to such plans shall be as set forth in any such separate Sub-Agreement to which Client is a party. The provisions of such Sub-Agreements may be terminated with respect to the distribution plan of any Fund in accordance with the provisions of Rule 12b-1 under the Act and/or under the shareholder services plan of any Fund, and thereafter no such fee will be paid to Client.

     4. Applicable Laws and Procedures. This Agreement is conditioned upon Client's representation and warranty that it is a member of the NASD, that such membership has not been suspended, and that Client agrees to maintain membership in the NASD. Client agrees to abide by the rules and regulations of the NASD, including Section 2830 of its Conduct Rules, and all applicable state and Federal laws, rules and regulations, as well as the rules and regulations of the governments and all authorized agencies having jurisdiction over the sales of Shares made by Client.

     Client agrees to provide all necessary information to comply properly with all federal, state and local reporting and backup withholding requirements for Client's Customer accounts including, without limitation, those requirements that apply to treating Shares issued by Funds as readily tradable instruments. Client represents and agrees that all Taxpayer Identification Numbers ('TINS") provided are certified, and that no account which requires a certified TIN will be established without such certified TIN.

     If Client causes accounts over which it has discretionary authority to acquire shares of the Funds, Client shall do so in a manner that comports with Rule 3a-4 under the Act. Client shall establish and follow guidelines reasonably designed to assure that any discretionary asset allocation services provided by Client to its Customers are sufficiently individualized to reasonably ensure that such services do not constitute a registered investment company.

     The Funds generally maintain effective registrations in all of the United States. If it is necessary to register or qualify for Shares in other jurisdictions in which Client intends to offer the Shares, it will be Client's responsibility to arrange for and to pay the cost of such registration or qualification; prior to any such registration or qualification, Client will notify RFD of its intent and of any limitations that might be imposed on the Funds, and Client agrees not to proceed with the registration or qualification without the written consent of the Funds and of RFD.

     Client agrees to release, indemnify and hold harmless the Funds, their investment advisers, the Funds' transfer agent, RFD and its affiliates and their respective representatives and agents from any and all direct or indirect damages, liabilities or losses resulting from (i) requests, directions, actions or inactions of or by Client, its officers, employees or agents regarding the purchase, redemption or transfer of registration of shares of the funds for accounts of Client, its customers and other shareholders, (ii) any unauthorized or improper use of any on-line computer facilities, or (iii) any failure on Client's part to comply with (a) any applicable laws, rules or regulations or
(b) any provisions of this Agreement.

     5. Tax Reporting. RFD and the Funds' transfer agent, on behalf of the Funds, will be responsible for reporting dividends and distributions to registered owners of Shares. If Client is a registered owner of Shares held in "street name," Client will be required, and Client agrees, to prepare and send to such beneficial owner of such Shares dividend and distribution reports relating to the Shares owned by such beneficial owner.

     6. Records and Compliance. Client agrees to maintain records of all sales of Shares made through Client and to furnish RFD with copies of each record on request. In accordance with the requirements of federal and state laws and rules of applicable self regulatory organizations as defined in the Securities Exchange Act of 1934, as amended, including but not limited to the rules and regulations of the NASD, Client shall maintain complete records concerning the sale of Shares, information regarding Customers relating to the sale and or servicing of Shares, including the manner and extent of distribution of any sales and marketing or other solicitation material. Client shall make such records and files available to staff of FRIMCo and RFD at such times as FRIMCo or RFD may reasonably request and shall make such material available to personnel of the NASD, Securities and Exchange Commission ("SEC") or other regulatory agency that has regulatory authority over FRIMCo, RFD or the Investment Company.

     Client agrees to conform to compliance standards adopted by RFD or the Investment Company as to when a class of Shares in a Fund may be appropriately sold to or retained by particular investors. Client acknowledges that it may be subject to the provisions of the Gramm-Leach Bliley Act, the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and regulations promulgated under each of those Acts, and Client represents that it has compliance procedures in place which are reasonably designed to ensure compliance with all applicable requirements related thereto.

     7. Termination. This Agreement may be terminated, at any time, upon written notice. Client agrees (notwithstanding the provisions of the prior sentence hereof) that this Agreement shall automatically terminate without notice upon
Client's: (i) filing of a petition in bankruptcy, reorganization, insolvency or similar statute, law or regulation; or (ii) seeking the appointment of any trustee, conservator, receiver, custodian or liquidator for Client or for all or substantially all of Client's properties. Likewise, Client agrees (notwithstanding the first sentence of this Termination section) that: (i) if a proceeding is commenced against Client seeking relief or an appointment of a type described in the immediately preceding two sentences; or (ii) if a trustee, conservator, receiver, custodian or liquidator is appointed for Client or for all or substantially all of Client's properties; or (iii) if an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 shall have been filed against Client; or (iv) if (a) the Securities and Exchange Commission shall revoke or suspend Client's registration as a broker-dealer, or (b) any national securities exchange or national securities association shall revoke or suspend Client's membership, this Agreement shall automatically terminate. Client agrees that it will immediately advise RFD of any such proceeding, appointment, application, revocation or suspension. FRIMCo, on RFD's behalf, reserves the right, without notice, to amend or modify this Agreement.

     8. Notice and Communications. All communications to FRIMCo or RFD shall be sent to the address listed on this document. Any notices to Client shall be duly given if mailed or telegraphed to Client at the address set forth in the Participation Agreement (or such other addresses of which Client shall notify FRIMCo and RFD in writing).

     9. Effectiveness. This Agreement will become effective on the date after a fully executed copy of the Participation Agreement has been received by FRIMCo and either a fully executed copy of this Agreement has been received by FRIMCo or upon Client's first placement of an order for the purchase of Shares in accordance with Section 2 of this Agreement, and this Agreement will continue in effect until terminated.

     10. Integration. This Sub-Agreement, together with the Participation Agreement and any other Sub-Agreements, constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. Client's first order placed for the purchase of Shares will represent Client's acceptance of this Agreement.

     11. Authority. The parties executing this Sub-Agreement represent that they have full authority to bind their respective firms thereby, and that all appropriate and necessary corporate action has been taken to authorize this Sub-Agreement.

     IN WITNESS WHEREOF, the parties have executed this Sub-Agreement as of the later date set forth below. All signed copies of this Sub-Agreement shall be deemed to be originals.

FRANK RUSSELL INVESTMENT
MANAGEMENT COMPANY
On behalf of the subsidiary RUSSELL FUND DISTRIBUTORS, INC.

By: /s/ Leonard P. Brennan
Name: Leonard P. Brennan
Title: President
Date:

CLIENT
By: /s/ John C. Swhear
Name: John C. Swhear
Title: Secretary
Date: 5/26/04

ACCEPTED AND AGREED TO:
RUSSELL FUND DISTRIBUTORS, INC.

By: /s/ Leonard P. Brennan
Name: Leonard P. Brennan
Title:  President
Date:


ACCEPTED AND AGREED TO:
AMERICAN UNITED LIFE INSURANCE COMPANY

By: /s/ John C. Swhear
Name: John C. Swearh
Title: Assistant General Counsel
Date: 5/26/04

                                   EXHIBIT A

                           AUTHORIZED REPRESENTATIVES

     All Client representatives

                                          American United Life Insurance Company


                                     DC PLAN
                        ADMNISTRATIVE SERVICES AGREEMENT
                   FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

AGREEMENT dated as of May 26, 2004 by and between American United Life Insurance Company, an insurance company organized in the State of Indiana with its principal office at One American Square, Indianapolis, Indiana 46282 ("Service Provider"), and Frank Russell Investment Management Company, a Washington corporation with its principal office at 909 A Street, Tacoma, Washington 98402 ("FRIMCo").

     FRIMCo is registered as a transfer agent under the Securities Exchange Act of 1934, as amended. FRIMCo provides administrative, shareholder servicing and transfer agency services to Frank Russell Investment Company ("FRIC"), a Massachusetts business trust registered as an open-end management investment company under the Investment Company Act of 1940.

     Service Provider is a regulated entity registered as an insurance company, bank, investment advisor, broker-dealer, transfer agent, or other entity engaged in a securities related business. Service Provider proposes to assist FRIMCo in providing certain administrative, shareholder servicing, or transfer agency services with respect to accounts of certain defined contribution retirement plans clients of Service Provider that are FRIC shareholders, and FRIMCo wishes to engage the Service Provider to do so.

     Therefore, this Agreement contains the terms and conditions that govem the services to be provided by Service Provider.

     1. FRIMCo hereby retains Service Provider with respect to the categories of its DC Plan clients that are identified on Appendix A hereto ("DC Plans"), to the extent that they are holders of the FRIC shares identified on Appendix A ("Shares"), to provide or arrange for the provision of certain administrative services with respect to participants in such DC Plans. Such services may include, but neither are required to include nor are limited to the following; (1) acting as the sole shareholder of record and nominee for DC Plans; (2) maintaining account records for DC Plans and their participants; (3) receiving, aggregating and processing purchase, exchange, and redemption orders from DC Plan participants and placing net purchase, exchange, and redemption requests for shares of the Funds; (4) preparing and issuing confirmations or account statements to DC Plan participants;
     (5) providing and maintaining  elective services for DC Plan  participants;
     (6) providing DC Plan sub-accounting services; (7) communicating periodically with DC Plan participants; (8) answering questions and handling correspondence from DC Plan participants about their DC Plan accounts; (9) providing sweep program servicing; selecting, providing, and maintaining pre-authorized investment allocation plans; and (10) providing such other similar services as FRIMCo may reasonably require or permit to the extent Service Provider is permitted to do so under applicable statutes, rules or regulations. All services rendered hereunder by Service Provider shall be performed in a professional, competent and timely manner.

     2. Service Provider will perform only those activities that are consistent with statutes and regulations applicable to it.

     3. Service Provider will provide or arrange for such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in Service Provider's business, or any personnel employed by Service Provider) as may be reasonably necessary or beneficial in order to provide the services contemplated hereby.

     4. Neither Service Provider nor any of its officers, employees or agents are authorized to make any representations about FRIC or the Shares except those contained in FRIC's then current prospectuses and statements of additional information, as amended or supplemented from time to time, copies of which will be supplied by FRIMCo to Service Provider, or in such supplemental sales literature or advertising as may be authorized by FRIMCo in writing.

     5. For all purposes of this Agreement, Service Provider will be deemed to be an independent contractor, and will have no authority to act as agent for FRIMCo or FRIC in any matter or in any respect, except as expressly authorized. By Service Provider's acceptance of this Agreement, Service Provider agrees to and does release, indemnify and hold FRIMCo and FRIC harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by Service Provider or its officers, employees or agents regarding Service Provider's responsibilities hereunder or the purchase, redemption, transfer or registration of Shares (or orders relating to the same) by or on behalf of the Service Provider's DC Plan clients. Service Provider and its employees will, upon request, be available during normal business hours to consult with FRIMCo and its designees concerning the performance of Service Provider's responsibilities under this Agreement.

     6. In consideration of the services and facilities provided by Service Provider hereunder, FRIMCo will pay to Service Provider quarterly, and Service Provider will accept as full payment therefore, a fee equal to the percentage of the average net asset value of Shares held by Service Provider's DC Plan clients as set forth on Appendix A hereto. The fee rate payable to Service Provider may be prospectively increased or decreased by FRIMCo in its sole discretion, at any time upon notice to Service Provider. Further, Service Provider understands that FRIC may, in its discretion and without notice, suspend or withdraw the sale of Shares of any and all Funds, including the sale of Shares to Service Provider for the account of any DC Plan client and require that Shares be redeemed if any conditions of investment in Shares, as described in the applicable then current prospectuses, are not met. If Service Provider is a member of the National Association of Securities Dealers, Inc. ("NASD"), compensation payable under this Agreement may be subject to, among other things, NASD rules governing receipt by NASD members of administrative or shareholder services fees in connection with investment companies (the "NASD Rules"). Such compensation shall only be paid for services determined to be permissible under the NASD Rules, and Service Provider agrees that any compensation paid under this Agreement is not for activities designed primarily to result in sales of Shares.

                                          American United Life Insurance Company

     7. Service Provider agrees to furnish FRIMCo or its designees with such information as any of them may reasonably request (including, without limitation, periodic certifications confirming the provision to DC Plan clients of the services described herein), and will otherwise cooperate with FRIMCo and its designees (including, without limitation, any auditors or legal counsel designated by FRIMCo), in connection with the preparation of reports, if any, to FRIC's Board of Trustees concerning this Agreement and the monies paid or payable by FRIMCo pursuant hereto, as well as any other reports or filings that may be required by law.

     8. FRIMCo may enter into other agreements that are similar to this Agreement with any other person or persons without Service Provider's consent.

     9. By Service Provider's written acceptance of this Agreement, Service Provider represents, warrants and agrees that: (i) in no event will any of the services provided by Service Provider hereunder be primarily intended to result in the sale of any shares issued by FRIO and (ii) the compensation payable to Service Provider hereunder, together with any other compensation Service Provider receives in connection with the investment of its DC Plan clients' assets in Shares of the Funds, will be disclosed by Service Provider to its DC Plan clients, will be authorized by Service Provider's DC Plan clients and will not result in an excessive or unreasonable fee to Service Provider, all to the extent required by applicable laws or regulations.

     10. Service Provider agrees to conform to compliance standards adopted by FRIO as to when Shares in a Fund may be appropriately sold to or retained by particular investors.

     11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by FRIMCo or its designee and continue in effect until terminated. This Agreement is terminable with respect to any Shares of any Fund, without penalty, at any time by FRIMCo or by Service Provider upon written notice to the other party.

     12. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications.

     13. The parties executing this Agreement represent that they have full authority to bind their respective firms thereby, and that all appropriate and necessary corporate action has been taken to authorize this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as the later date forth below. All signed copies of this Agreement sha .be deemed to be originals.


FRANK RUSSELL INVESTMENT
MANAGEMENT COMPANY

By: /s/ Leonard P. Brennan
Name: Leonard P. Brennan
Title: President
Date: May 25 / 04

SERVICE PROVIDER

By: /s/ John C. Swhear
Name: John C. Swhear
Title: Assistant General Counsel
Date:5/26/04

                                          American United Life Insurance Company
APPENDIX A

Categories of Investors for which Administrative Services Fees will be paid:

FRIMCo will pay Administrative Services fees with respect to Class C, D, E or S shares of Frank Russell Investment Company Funds, other than Institutional Funds or money market funds ("Shares"), that are held by 401 (k) plans, 403(b) plans, profit sharing plans, money purchase plans, thrift plans and 457 plans ("DC Plans").

Amount and Calculation of Administrative Services Fees

Administrative Services fees will be calculated as an amount equal, on an annualized basis, to 10 basis points (0.10 of 1%) of the "average assets" (as defined below) held in Shares by each DC Plan.

"Average assets" shall be determined by computing the sum of the daily market value of the Shares attributable to the applicable DC Plans for each day of the calendar quarter divided by the number of days in the calendar quarter, provided, however, if daily information is not reasonably available to FRIMCo, then "average assets shall be determined in a reasonably similar manner, as determined by FRIMCo in its sole discretion, Service Provider shall provide FRIMCo with such evidence as FRIMCo may require that any assets used in that calculation represent Shares held by DC Plans that meet the conditions set forth above, before FRIMCo shall be required to make any payment with respect thereto.

Payment Schedule

Pro-rated administrative services fees will be paid by FRIMCo on a quarterly basis at the annualized rate set forth above.

Manner of Payment

FRIMCo will generally make payment directly to Service Provider or, at Service Providers request, to an appropriate supervising broker/dealer.

3